Exhibit 24.1

Power of Attorney

Know all by these presents, that the undersigned hereby constitute and appoint each of Matthew J. Reintjes, Paul C. Carbone and Bryan C. Barksdale, signing singly and with full power of substitution and resubstitution, the true and lawful attorney-in-fact of the undersigned to:

1.              execute for and on behalf of the undersigned, in their capacities as officers, directors or ten percent stockholders of YETI Holdings, Inc. (the “Issuer”), Forms 3, 4, and 5, including any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”);

2.              do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.              take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the responsibilities of the undersigned to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect as to each of the undersigned until such person is no longer required to file Forms 3, 4, and 5 with respect to such person’s holdings of and transactions in securities issued by the Issuer, unless earlier revoked by such person in a signed writing delivered to the foregoing attorneys-in-fact.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 24th day of October, 2018.

/s/ Ryan R. Seiders
Ryan R. Seiders

RRS ICE 2, LP

By:	RRS ICE MANAGEMENT, LLC,
its general partner

By:	/s/ Ryan R. Seiders
Name: Ryan R. Seiders
Title: Manager

OPTIONS ICE, LP

By:	OPTIONS ICE GP, LLC,
its general partner

By:	/s/ Ryan R. Seiders
Name: Ryan R. Seiders
Title: Manager

OPTIONS ICE GP, LLC

By:	/s/ Ryan R. Seiders
Name: Ryan R. Seiders
Title: Manager

RRS ICE MANAGEMENT, LLC

By:	/s/ Ryan R. Seiders
Name: Ryan R. Seiders
Title: Manager